FIFTEENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

THIS FIFTEENTH AMENDMENT (this “Amendment”) to the ETF Distribution Agreement dated September 30, 2021 (the “Agreement”), between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (together with the Trust, the (“Parties”), a Delaware limited liability company, has an Effective Date of October 10, 2024.
RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF. the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/ Joshua J. Hinderliter	By: /s/ Teresa Cowan
Name: Joshua J. Hinderliter	Name: Teresa Cowan
Title: Vice President and Secretary	Title: President
Date: December 16, 2024	Date: December 16, 2024

EXHIBIT A
ETFB Green SRI REITs ETF
Aptus Drawdown Managed Equity ETF
Aptus Collared Income Opportunity ETF
Aptus Defined Risk ETF
Opus Small Cap Value ETF
Aptus International Enhanced Yield ETF
McElhenny Sheffield Managed Risk ETF
The Acquirers Fund
AAM Low Duration Preferred and Income Securities
ETF AAM S&P 500 High Dividend Value ETF
Bahl & Gaynor Small/Mid Cap Income Growth ETF
AlphaMark Actively Managed Small Cap ETF
US Vegan Climate ETF
ClearShares OCIO ETF
ClearShares Piton Intermediate Fixed Income ETF
ClearShares Ultra-Short Maturity ETF
Distillate International Fundamental Stability& Value ETF
Distillate U.S. Fundamental Stability & Value ETF
NETLease Corporate Real Estate ETF
Hoya Capital Housing ETF
Hoya Capital High Dividend Yield ETF
LHA Market State Alpha Seeker ETF
LHA Market State Tactical Beta ETF
Range Cancer Therapeutics ETF
Nationwide Nasdaq-100 Risk-Managed Income ETF
Roundhill Acquirers Deep Value ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Jets ETF
LHA Market State Tactical Q ETF
U.S. Global Sea to Sky Cargo ETF
AAM Transformers ETF
Aptus Enhanced Yield ETF
Distillate Small/Mid Cash Flow ETF
Vest 10 Year Interest Rate Hedge ETF
Vest 2 Year Interest Rate Hedge ETF
Aptus Large Cap Enhanced Yield ETF
LHA Risk-Managed Income ETF
Bahl & Gaynor Income Growth ETF
The Brinsmere Fund – Growth ETF
The Brinsmere Fund – Conservative ETF
Aptus January Power Buffer ETF (JANB)
Aptus April Power Buffer ETF (APBR)
Aptus July Power Buffer ETF (JULB)
Aptus October Power Buffer ETF (OCTB)
Aptus Deferred Income Bond ETF
Aptus Large Cap Upside ETF
AAM SLC Low Duration Income ETF
AAM Brentview Dividend Growth ETF
AAM Sawgrass U.S. Small Cap Quality Growth ETF
AAM Sawgrass U.S. Large Cap Quality Growth ETF
Bahl & Gaynor Dividend ETF (BGDV)
Bahl & Gaynor Small Cap Dividend ETF (SCDV)
U.S. Global Technology and Aerospace & Defense ETF